As filed with the Securities and Exchange Commission on June 27, 2006 Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Pharmion Corporation
(Exact name of registrant as specified in its charter)

Delaware	84-1521333
(State of Incorporation)	(I.R.S. Employer Identification No.)

2525 28th Street, Suite 200
Boulder, Colorado 80301
(Address of principal executive offices)

2006 Employee Stock Purchase Plan
(Full title of the plans)
Steven N. Dupont
Vice President and General Counsel
Pharmion Corporation
2525 28th Street, Suite 200
Boulder, Colorado 80301
(720) 564-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
James C. T. Linfield, Esq.
Daniel P. Meehan, Esq.
Cooley Godward LLP
380 Interlocken Crescent, Suite 900
Broomfield, Colorado 80021
(720) 566-4000

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities		Offering	Aggregate	Amount of
to be Registered	Amount to be Registered (1)	Price per Share (2)	Offering Price (2)	Registration Fee
2006 Employee Stock Purchase Plan	1,000,000 shares	$16.39	$16,390,000.00	$1,753.73
Common Stock, par value $0.001 per share

(1)	Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the 2006 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h). The price per share and aggregate offering price are based upon the average of the high and low prices of Registrant’s Common Stock on June 23, 2006 as reported on The Nasdaq Stock Market, Inc..

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
DESCRIPTION OF SECURITIES
INTERESTS OF NAMED EXPERTS AND COUNSEL
INDEMNIFICATION OF DIRECTORS AND OFFICERS
EXEMPTION FROM REGISTRATION CLAIMED
EXHIBITS
UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
Opinion/Consent of Cooley Godward LLP
Consent of Ernst & Young LLP

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The following documents filed by Pharmion Corporation (the “Company” or “Registrant”) with the United States Securities and Exchange Commission (the “Commission”) are incorporated by reference into this Registration Statement:
     (a) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Commission on March 16, 2006.
     (b) All other reports filed pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a) above.
     (c) The description of the Company’s Common Stock which is incorporated by reference into the Company’s Registration Statement on Form 8-A12G, filed with the Commission on October 30, 2003, pursuant to the Exchange Act, and contained in the Company’s Registration Statement on Form S-1, under the caption “Description of Capital Stock”, Registration No. 333-108122, filed with the Commission on August 21, 2003, pursuant to the Securities Act, and including any amendment or report filed thereafter for the purpose of updating such description.
     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.
DESCRIPTION OF SECURITIES
     Not applicable.
INTERESTS OF NAMED EXPERTS AND COUNSEL
     Not applicable.
INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Under Section 145 of the Delaware General Corporation Law the Company has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Our amended and restated certificate of incorporation provides that we will indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, by reason of the fact that he is or was a director or officer of the Company, against all expenses (including attorneys’ fees), judgments, and amounts paid in settlement actually and reasonably incurred by or on behalf of such person in connection with the action or proceeding and any related appeal. Reference is made to Section 145 of the Delaware General Corporation Law for a full statement of these indemnification rights.
     We also maintain a directors and officers insurance policy pursuant to which our directors and officers are insured against liability for actions in their capacity as directors and officers.
EXEMPTION FROM REGISTRATION CLAIMED
     Not applicable.

1.

EXHIBITS

Exhibit
Number	Note	Description

4.1	(1)	Amended and Restated Certificate of Incorporation.

4.2	(1)	Amended and Restated Bylaws.

4.3	(1)	Specimen Stock Certificate.

4.4	(1)	Amended and Restated Investors’ Rights Agreement, dated as of November 30, 2001, by and among the Registrant, the founders and the holders of the Registrant’s Preferred Stock.

4.5	(1)	Series C Omnibus Amendment Agreement, dated as of October 11, 2002 to Amended and Restated Investors’ Rights Agreement, dated as of November 30, 2001, by and among the Registrant, the founders and the holders of the Registrant’s Preferred Stock.

4.6	(1)	Amendment, dated as of April 8, 2003 to Amended and Restated Investors’ Rights Agreement, dated as of November 30, 2001, by and among the Registrant, the founders and the holders of the Registrant’s Preferred Stock.

4.7	(1)	Series B Preferred Stock Purchase Warrant, dated November 30, 2001, issued by the Registrant to Celgene Corporation.

4.8	(1)	Senior Convertible Promissory Note, dated April 8, 2003, issued by the Registrant to Celgene Corporation.

4.9	(1)	Common Stock Purchase Warrant, dated April 8, 2003, issued by the Registrant to Celgene Corporation.

4.10	(1)	Convertible Subordinated Promissory Note, dated April 11, 2003, issued by the Registrant to Penn Pharmaceuticals Holdings Limited.

4.11	(1)	Common Stock Purchase Warrant, dated April 11, 2003, issued by the Registrant to Penn Pharmaceuticals Holdings Limited.

5.1		Opinion of Cooley Godward llp.

23.1		Consent of Ernst & Young llp, Independent Registered Public Accounting Firm.

23.2		Consent of Cooley Godward llp (included in Exhibit 5.1 hereto).

24.1		Power of Attorney (included on signature page hereto).

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-108122) and amendments thereto, declared effective November 5, 2003.
UNDERTAKINGS
1.	The undersigned registrant hereby undertakes:
     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

2.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

3.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boulder, State of Colorado on June 26, 2006.

Pharmion Corporation

By:	/s/ Patrick J. Mahaffy Patrick J. Mahaffy
President and Chief Executive Officer
POWER OF ATTORNEY
     Know All Persons By These Presents, that each individual whose signature appears below constitutes and appoints Patrick J. Mahaffy and Erle T. Mast, and each or any one of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

4.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Patrick J. Mahaffy (Patrick J. Mahaffy)	President, Chief Executive Officer and Director (Principal Executive Officer)	June 26, 2006

/s/ Erle T. Mast (Erle T. Mast)	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 26, 2006

/s/ Brian G. Atwood	Director	June 26, 2006
(Brian G. Atwood)

/s/ M. James Barrett	Director	June 26, 2006
(M. James Barrett)

/s/ James Blair	Director	June 26, 2006
(James Blair)

/s/ Cam L. Garner	Director	June 26, 2006
(Cam L. Garner)

/s/ Edward J. McKinley	Director	June 26, 2006
(Edward J. McKinley)

/s/ John Reed	Director	June 26, 2006
(John Reed)

/s/ Thorlef Spickschen	Director	June 26, 2006
(Thorlef Spickschen)

5.

EXHIBIT INDEX

Exhibit
Number	Note	Description

4.1	(1)	Amended and Restated Certificate of Incorporation.

4.2	(1)	Amended and Restated Bylaws.

4.3	(1)	Specimen Stock Certificate.

4.4	(1)	Amended and Restated Investors’ Rights Agreement, dated as of November 30, 2001, by and among the Registrant, the founders and the holders of the Registrant’s Preferred Stock.

4.5	(1)	Series C Omnibus Amendment Agreement, dated as of October 11, 2002 to Amended and Restated Investors’ Rights Agreement, dated as of November 30, 2001, by and among the Registrant, the founders and the holders of the Registrant’s Preferred Stock.

4.6	(1)	Amendment, dated as of April 8, 2003 to Amended and Restated Investors’ Rights Agreement, dated as of November 30, 2001, by and among the Registrant, the founders and the holders of the Registrant’s Preferred Stock.

4.7	(1)	Series B Preferred Stock Purchase Warrant, dated November 30, 2001, issued by the Registrant to Celgene Corporation.

4.8	(1)	Senior Convertible Promissory Note, dated April 8, 2003, issued by the Registrant to Celgene Corporation.

4.9	(1)	Common Stock Purchase Warrant, dated April 8, 2003, issued by the Registrant to Celgene Corporation.

4.10	(1)	Convertible Subordinated Promissory Note, dated April 11, 2003, issued by the Registrant to Penn Pharmaceuticals Holdings Limited.

4.11	(1)	Common Stock Purchase Warrant, dated April 11, 2003, issued by the Registrant to Penn Pharmaceuticals Holdings Limited.

5.1		Opinion of Cooley Godward llp.

23.1		Consent of Ernst & Young llp, Independent Registered Public Accounting Firm.

23.2		Consent of Cooley Godward llp (included in Exhibit 5.1 hereto).

24.1		Power of Attorney (included on signature page hereto).

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1 (File No. 333-108122) and amendments thereto, declared effective November 5, 2003.

6.